                                                                Exhibit 10.51

       CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
       AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                PUBLIC HEALTH SERVICE

                        PATENT LICENSE AGREEMENT--NONEXCLUSIVE


                                      COVER PAGE


For PHS internal use only:


       Patent License Number: L-108-99/0

       Serial Number(s) of Licensed Patent(s) and/or Patent Application(s):
       06/602,945; 06/602946; 06/643,729; 06/785,638; 07/117,937

       Licensee: Calypte Biomedical, Inc.

       Cooperative Research and Development Agreement (CRADA) Number (if applicable): N/A

       Additional Remarks: None

       Public Benefit(s): N/A


This Patent License Agreement, hereinafter referred to as the "AGREEMENT", consists of this Cover Page, an attached AGREEMENT, a Signature Page, Appendix A (List of Patent(s) and/or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), Appendix E (Benchmarks), and Appendix F (Commercial Development Plan). The Parties to this AGREEMENT are:

       1) The National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug Administration ("FDA"), hereinafter singly or collectively referred to as "PHS", agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS"); and

       2) The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as "LICENSEE".


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




                      PHS PATENT LICENSE AGREEMENT--NONEXCLUSIVE


PHS and LICENSEE agree as follows:

1.     BACKGROUND

       1.01 In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

       1.02 By assignment of rights from PHS employees and other inventors, DHHS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and/or foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

       1.03 The Secretary of DHHS has delegated to PHS the authority to enter into this AGREEMENT for the licensing of rights to these inventions.

       1.04 PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

       1.05 LICENSEE desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, and/or marketable products for public use and benefit.

2.     DEFINITIONS

       2.01 "BENCHMARKS" mean the performance milestones that are set forth in Appendix E.

       2.02 "COMMERCIAL DEVELOPMENT PLAN" means the written commercialization plan attached as Appendix F.

       2.03 "FIRST COMMERCIAL SALE" means the initial transfer by or on behalf of LICENSEE or its sublicensees of LICENSED PRODUCTS or the initial practice of a LICENSED PROCESS by or on behalf of LICENSEE or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

       2.04   "GOVERNMENT" means the Government of the United States of America.

       2.05 "LICENSED FIELDS OF USE" means the fields of use identified in Appendix B.

       2.06   "LICENSED PATENT RIGHTS" shall mean:

              a) Patent applications (including provisional patent applications and PCT patent applications) and/or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

              b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; iv) priority patent application(s) of a) above; and v) any reissues, reexaminations, AND EXTENSIONS OF ALL SUCH PATENTS;

              c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all


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                     counterpart foreign and U.S. patent
                     applications and patents to a) and b) above, including those listed in Appendix A.

              LICENSED PATENT RIGHTS shall NOT include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in a) above.

       2.07 "LICENSED PROCESS(es)" means processes which, in the course of being practiced would, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

       2.08 "LICENSED PRODUCT(s)" means tangible materials which, in the course of manufacture, use, sale, or importation would, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

       2.09 "LICENSED TERRITORY" means the geographical area identified in Appendix B.

       2.10 "NET SALES" means the total gross receipts for sales of LICENSED PRODUCTS or practice of LICENSED PROCESSES by or on behalf of LICENSEE or its sublicensees, and from leasing, renting, or otherwise making LICENSED PRODUCTS available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or sublicensees, and on its payroll, or for the cost of collections.

       2.11 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or GOVERNMENT regulations available to the public on reasonable terms.

3.     GRANT OF RIGHTS

       3.01 PHS hereby grants and LICENSEE accepts, subject to the terms and conditions of this AGREEMENT, a nonexclusive license under the LICENSED PATENT RIGHTS in the LICENSED TERRITORY to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any LICENSED PRODUCTS in the LICENSED FIELDS OF USE and to practice and have practiced any LICENSED PROCESSES in the LICENSED FIELDS OF USE.

       3.02 This AGREEMENT confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than LICENSED PATENT RIGHTS regardless of whether such patents are dominant or subordinate to LICENSED PATENT RIGHTS.

4.     SUBLICENSING

       4.01   LICENSEE has no right to sublicense.

5.     STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

       5.01 Prior to the FIRST COMMERCIAL SALE, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use.

       5.02 LICENSEE agrees that products used or sold in the United States embodying LICENSED PRODUCTS or produced through use of LICENSED PROCESSES shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from


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              PHS.

6.     ROYALTIES AND REIMBURSEMENT

       6.01   [**]

       6.02   [**]

       6.03   [**]

       6.04   [**]

       6.05   [**]

       6.06   [**]

       6.07   [**]

       6.08   [**]

       6.09   [**]


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       6.10   [**]

7.     PATENT FILING, PROSECUTION, AND MAINTENANCE

       7.01 PHS agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS.

8.     RECORD KEEPING

       8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, sold, or imported and LICENSED PROCESSES practiced under this AGREEMENT appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.07 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

       8.02 LICENSEE agrees to have an audit of sales and royalties conducted by an independent auditor at least every two (2) years if annual sales of the LICENSED PRODUCT or LICENSED PROCESSES are over two
              (2) million dollars. The audit shall address, at a minimum, the amount of gross sales by or on behalf of LICENSEE during the audit period, terms of the license as to percentage or fixed royalty to be remitted to the GOVERNMENT, the amount of royalty funds owed to the GOVERNMENT under this AGREEMENT, and whether the royalty amount owed has been paid to the GOVERNMENT and is reflected in the records of the LICENSEE. The audit shall also indicate the PHS license number, product, and the time period being audited. A report certified by the auditor shall be submitted promptly by the auditor directly to PHS on completion. LICENSEE shall pay for the entire cost of the audit.

9.     REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

       9.01 Prior to signing this AGREEMENT, LICENSEE has provided to PHS the COMMERCIAL DEVELOPMENT PLAN at Appendix F, under which LICENSEE intends to bring the subject matter of the LICENSED PATENT RIGHTS to the point of PRACTICAL APPLICATION. This COMMERCIAL DEVELOPMENT PLAN is hereby incorporated by reference into this AGREEMENT. Based on this plan, performance BENCHMARKS are determined as specified in Appendix E.

       9.02 LICENSEE shall provide written annual reports on its product development progress or efforts to commercialize under the COMMERCIAL DEVELOPMENT PLAN for each of the LICENSED FIELDS OF USE within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, marketing, importing, and sales during the preceding calendar year, as well as plans for the present calendar year. PHS also encourages these reports to include information on any of LICENSEE's public service activities that relate to the LICENSED PATENT RIGHTS. If reported progress differs from that projected in the COMMERCIAL DEVELOPMENT PLAN and BENCHMARKS, LICENSEE shall explain the reasons for such differences. In any such annual report, LICENSEE may propose amendments to the COMMERCIAL DEVELOPMENT PLAN, acceptance of which by PHS may not be denied unreasonably. LICENSEE agrees to


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



              provide any additional information reasonably required by PHS to evaluate LICENSEE's performance under this AGREEMENT. LICENSEE may amend the BENCHMARKS at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of LICENSEE to extend the time periods of this schedule if such request is supported by a reasonable showing by LICENSEE of diligence in its performance under the COMMERCIAL DEVELOPMENT PLAN and toward bringing the LICENSED PRODUCTS to the point of PRACTICAL APPLICATION.

       9.03 LICENSEE shall report to PHS the dates for achieving BENCHMARKS specified in Appendix E and the FIRST COMMERCIAL SALE in each country in the LICENSED TERRITORY within thirty (30) days of such occurrences.

       9.04   [**]

       9.05 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in THE WALL STREET JOURNAL on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to "NIH/Patent Licensing." All such payments shall be sent to the following address: NIH, P.O. Box 360120, Pittsburgh, PA 15251-6120. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by LICENSEE.
              The royalty report required by Paragraph 9.04 of this AGREEMENT shall accompany each such payment, and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this AGREEMENT.

       9.06 LICENSEE shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay any such tax and be responsible for all filings with appropriate agencies of foreign governments.

       9.07 Interest and penalties may be assessed by PHS on any overdue payments in accordance with the Federal Debt Collection Act. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

       9.08 All plans and reports required by this Article 9 and marked "confidential" by LICENSEE shall, to the extent permitted by law, be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of such records by the PHS under the Freedom of Information Act (FOIA), 5 U.S.C. ' 552 shall be subject to the predisclosure notification requirements of 45 CFR ' 5.65(d).

10.    PERFORMANCE

       10.01 LICENSEE shall use its reasonable best efforts to bring the LICENSED PRODUCTS and LICENSED PROCESSES to PRACTICAL APPLICATION. "Reasonable best efforts" for the purposes of this provision shall include adherence to the COMMERCIAL DEVELOPMENT PLAN at Appendix F and performance of the BENCHMARKS at Appendix E.

       10.02 Upon the FIRST COMMERCIAL SALE, until the expiration of this AGREEMENT, LICENSEE shall use its reasonable best efforts to make LICENSED PRODUCTS and LICENSED PROCESSES reasonably accessible to the United States public.


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11.    INFRINGEMENT AND PATENT ENFORCEMENT

       11.01 PHS and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the LICENSED PATENT RIGHTS, as well as any facts which may affect the validity, scope, or enforceability of the LICENSED PATENT RIGHTS of which either Party becomes aware.

       11.02  [**]

12.    NEGATION OF WARRANTIES AND INDEMNIFICATION

       12.01  PHS offers no warranties other than those specified in Article 1.

       12.02 PHS does not warrant the validity of the LICENSED PATENT RIGHTS and makes no representations whatsoever with regard to the scope of the LICENSED PATENT RIGHTS, or that the LICENSED PATENT RIGHTS may be exploited without infringing other patents or other intellectual property rights of third parties.

       12.03 PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

       12.04 PHS does not represent that it will commence legal actions against third parties infringing the LICENSED PATENT RIGHTS.

       12.05 LICENSEE shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of: a) the use by or on behalf of LICENSEE, its directors, employees, or third parties of any LICENSED PATENT RIGHTS; or b) the design, manufacture, distribution, or use of any LICENSED PRODUCTS, LICENSED PROCESSES or materials by LICENSEE, or other products or processes developed in connection with or arising out of the LICENSED PATENT RIGHTS. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

13.    TERM, TERMINATION, AND MODIFICATION OF RIGHTS

       13.01 This AGREEMENT is effective when signed by all parties and shall extend to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this Article 13.

       13.02 In the event that LICENSEE is in default in the performance of any material obligations under this AGREEMENT, including but not limited to the obligations listed in Article 13.05, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this AGREEMENT by written notice and pursue outstanding amounts owed through procedures provided by the Federal Debt Collection Act.

       13.03 In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, has such a


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              petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, LICENSEE shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this AGREEMENT immediately upon LICENSEE's receipt of written notice.

       13.04 LICENSEE shall have a unilateral right to terminate this AGREEMENT in any country or territory by giving PHS sixty (60) days written notice to that effect.

       13.05  [**]

       13.06  [**]

       13.07  [**]

       13.08  [**]

14.    GENERAL PROVISIONS

       14.01 Neither Party may waive or release any of its rights or interests in this AGREEMENT except in writing. The failure of the GOVERNMENT to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right by the GOVERNMENT or excuse a similar subsequent failure to perform any such term or condition by LICENSEE.

       14.02 This AGREEMENT constitutes the entire agreement between the Parties relating to the subject matter of the LICENSED PATENT RIGHTS, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely


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              expressed by this AGREEMENT.

       14.03 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this AGREEMENT.

       14.04 If either Party desires a modification to this AGREEMENT, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this AGREEMENT or their designees.

       14.05 The construction, validity, performance, and effect of this AGREEMENT shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

       14.06 All notices required or permitted by this AGREEMENT shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party. Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

       14.07 This AGREEMENT shall not be assigned by LICENSEE except: a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this AGREEMENT. LICENSEE shall notify PHS within ten (10) days of any assignment of this AGREEMENT by LICENSEE, and LICENSEE shall pay PHS, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this AGREEMENT within thirty (30) days of such assignment.

       14.08 LICENSEE agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including PHS and DHHS regulations and guidelines. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

       14.09 LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant Agency of the U.S. GOVERNMENT or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

       14.10 LICENSEE agrees to mark the LICENSED PRODUCTS or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All LICENSED PRODUCTS manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve PHS patent rights in such countries.

       14.11 By entering into this AGREEMENT, PHS does not directly or indirectly endorse any product

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              or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this AGREEMENT. LICENSEE shall not state or imply that this AGREEMENT is an endorsement by the GOVERNMENT, PHS, any other GOVERNMENT organizational unit, or any GOVERNMENT employee. Additionally, LICENSEE shall not use the names of NIH, CDC, PHS, or DHHS or the GOVERNMENT or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS.

       14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this AGREEMENT or a breach of this AGREEMENT, except for appeals of modifications or termination decisions provided for in Article 13. LICENSEE agrees first to appeal any such unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

       14.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR
              Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

       14.14  Paragraphs 8.01, 9.06-9.08, 12.01-12.05, 13.07, 13.08, and 14.12
              of this AGREEMENT shall survive termination of this AGREEMENT.

                            SIGNATURES BEGIN ON NEXT PAGE


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                      PHS PATENT LICENSE AGREEMENT--NONEXCLUSIVE

                                    SIGNATURE PAGE

For PHS:

  /s/ Jack Spiegel                                         6/30/99
---------------------------------------------           ---------------
Jack Spiegel, Ph.D.                                     Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland  20852-3804  U.S.A.


For LICENSEE (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.):

by:

  /s/ William A. Boeger                                    6/23/99
---------------------------------------------           ---------------
Signature of Authorized Official                        Date

  William A. Boeger
---------------------------------------------
Printed Name

  CEO
---------------------------------------------
Title

Official and Mailing Address for Notices:

William A. Boeger
President and CEO
Calypte Biomedical
1265 Harbor Bay Pkwy.
Alameda, CA  94502

Any false or misleading statements made, presented, or submitted to the GOVERNMENT, including any relevant omissions, under this AGREEMENT and during the course of negotiation of this AGREEMENT are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. '' 3801-3812 (civil liability) and 18 U.S.C. ' 1001 (criminal liability including fine(s) and/or imprisonment).


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                    APPENDIX A--PATENT(s) OR PATENT APPLICATION(s)


PATENT(s) OR PATENT APPLICATION(s):

       USPA SN 06/602,945, filed April 23, 1984, (USPN 4,520,113, issued May 28,
       1985) "Serological Detection of Antibodies to HTLV-III in Sera of Patients with AIDS and Pre-AIDS Conditions"

       USPA SN 06/602,946, filed April 23, 1984, (USPN 4,647,773, issued March 3, 1987) "Method of Continuous Production of Retrovirus (HTLV-III) from Patients with AIDS and Pre-AIDS"

       USPA SN 06/643,729, filed August 24, 1984, (USPN 4,652,599, issued March 24, 1987) "Method of Continuous Production of Retrovirus (HTLV-III) from Patients with AIDS and Pre-AIDS Using Permissive Cells"

       USPA SN 06/785,638, filed October 8, 1985, (USPN 4,708,818, issued
       November 24, 1987) "Human Immunodeficiency Viruses Associated with Acquired Immune Deficiency Syndrome (AIDS), A Diagnostic Method for AIDS and Pre-AIDS and a Kit Therefor"

       USPA SN 07/117,937, filed November 5, 1987, (USPN 5,135,684, issued August 4, 1992) "Human Immunodeficiency Viruses Associated with Acquired Immune Deficiency Syndrome (AIDS), A Diagnostic Method for AIDS and Pre-AIDS and a Kit Therefor"

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


                   APPENDIX B--LICENSED FIELDS OF USE AND TERRITORY


                                       [**]



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                                APPENDIX C--ROYALTIES


                                       [**]



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                              APPENDIX D--MODIFICATIONS


PHS and LICENSEE agree to the following modifications to the Articles and Paragraphs of this AGREEMENT:


(Amended)
       6.02   [**]

(Amended)
       13.01 This AGREEMENT is effective AUGUST 6, 1996 when signed by all parties and shall extend to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this Article 13.


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                        APPENDIX E--BENCHMARKS AND PERFORMANCE


LICENSEE agrees to the following BENCHMARKS for its performance under this AGREEMENT and, within thirty (30) days of achieving a BENCHMARK, shall notify PHS that the BENCHMARK has been achieved.

None.


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                       APPENDIX F--COMMERCIAL DEVELOPMENT PLAN

The COMMERCIAL DEVELOPMENT PLAN shall be as described in the license application.


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